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                                                                  Exhibit 16.1


                         [Grant Thornton LLP Letterhead]





March 18, 2003

Securities and Exchange Commission
Washington, D.C. 20549


Re:      FINDWHAT.COM
         File No. 0-27331

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of FINDWHAT.COM dated March 18, 2003, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

GRANT THORNTON LLP


cc.      Phillip Thune, Chief Financial Officer
         FINDWHAT.COM